Exhibit 10.115

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Employment Agreement (“Amendment”) is by and between Christopher W. Larkin (“Executive”) and National Investment Managers Inc. (the “Company”), effective as of August 12, 2010.

Whereas, reference is made to a certain Employment Agreement (“Employment Agreement”) between Executive and the Company dated April 15, 2009. All capitalized terms used herein and not otherwise defined herein shall have the meanings as set forth in the Employment Agreement;

Whereas, the Company and Executive are amending the terms of the Employment Agreement;

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and the Company hereby agree as follows:

1.
Amend Section 2 by replacing it in its entire with the following:  “The term of employment under this Agreement shall commence on the Effective Date and shall continue, unless otherwise terminated earlier pursuant to Section 11, until June 30, 2011. (the “Term”).”

2.	Amend 11(b) by deleting “without extension as described in Section 2.”

3.	Replace section 11(f) in its entirety with the following:

(1)
If Executive’s employment is terminated by Company other than for Cause, in addition to the amounts payable under Section 11(e), Executive shall be entitled to receive a one-time single payment, which shall preclude any other compensation to Executive (including, without limitation, any other payment under this Section 11(f); however, any such payment shall not exclude any recapitalization incentive under Section 5.1), equivalent to nine months of his then current base salary, and medical and other insurance benefits under section 9(a) for a period of twelve (12) months.,

(2)
As a condition to the salary and benefit continuation under this Section 11(f), Executive must first execute and deliver to Company, in a form prepared by Company, a release of all claims against Company and other appropriate parties, excluding Company’s performance under this Section 11(f) and of Executive’s vested rights under any Company sponsored retirement plans, 401(k) plans and stock ownership plans.  Executive shall also be entitled to reimbursement of all expenses.

4.	Add a Section 5.1 as follows:

5.1  Recapitalization Incentives.

Exhibit 10.115
a.	Executive shall be compensated for work related to a recapitalization effort as follows:
(i)
Working with the Company’s financial advisor to provide information related to financial reporting, including budgeting cash flows, cash accounts and compliance with established revenue and disbursement budgets.

(ii)
Developing an expense improvement plan, in conjunction with the Company’s financial advisor, by which the Company shall reduce its corporate expenses. Working to achieve the milestones and targets contained in such plan by the dates set forth therein.

(iii)
Collaborating with the Company’s financial advisor regarding due diligence, preparing the offering memorandum, preparing presentation, updating the data site, reviewing recapitalization alternatives, negotiating relevant recapitalization documents and agreements, and closing a transaction.

b.
The recapitalization incentive shall be fifty percent of the amount in Section 4 of the Employment Agreement to be paid as $1,670.85 bi-monthly (with the exception of the first payment for August 13, 2010 which shall be $5,012.54), and as part of the Company’s normal payroll, until the close of a recapitalization transaction, at which time the unpaid amount of the incentive shall be paid.  Notwithstanding any other term herein, upon the close of a recapitalization transaction this Section 5.1 and all payments hereunder shall become fully vested, earned, accrued, and immediately payable.  Executive shall be entitled to the full and complete recapitalization incentive provided he does not voluntarily resign or is not terminated for Cause.

5.	No other changes to the Employment Agreement are made, except as expressly set forth herein.

6.
This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assign, and no other parties shall be a beneficiary hereunder.  Neither this Amendment nor any of the provisions hereof can be changed, waived, discharged or terminated except by a written instrument signed by the party against whom enforcement the change, waiver, discharge or termination is sought.

7.
This Amendment may be signed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  Signatures delivered by facsimile transmission shall have the same force and effect as original signatures delivered in person.

[Remainder of Page Intentionally Blank – Signature Page Follows]

Exhibit 10.115

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

NATIONAL INVESTMENT MANAGERS INC.                                                                                          CHRISTOPHER W. LARKIN

By:_/s/ Steven J. Ross___________                                                                                                           By:_/s/ Christopher W. Larkin__
Name: Steve. J. Ross
Title:    CEO